As filed with the Securities and Exchange Commission on September 6, 2016

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Ollie’s Bargain Outlet Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	80-0848819
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

6295 Allentown Boulevard
Suite 1
Harrisburg, Pennsylvania 17112
(717) 657-2300
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John Swygert
Chief Financial Officer
Robert Bertram
Vice President and General Counsel
Ollie’s Bargain Outlet Holdings, Inc.
6295 Allentown Boulevard
Suite 1
Harrisburg, Pennsylvania 17112
(717) 657-2300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Alexander D. Lynch, Esq.
Faiza Rahman, Esq.
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
(212) 310-8000 (Phone)
(212) 310-8007 (Fax)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the Registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered/ Proposed Maximum Offer Price Per Share/ Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common stock, $0.001 par value per share	(1)	(2)

(1)	An unspecified aggregate initial offering price and number of shares of common stock is being registered hereunder, as may from time to time be offered at indeterminate prices, and as may be issued upon conversion, repurchase or exchange thereof.
(2)	In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended, the registrant is deferring payment of the entire registration fee.

PROSPECTUS

Ollie’s Bargain Outlet Holdings, Inc.

Common stock

This prospectus relates to sales of the common stock of Ollie’s Bargain Outlet Holdings, Inc. by us or our selling stockholders from time to time in one or more offerings. We or the selling stockholders, who will be named in a prospectus supplement, may offer and sell shares of our common stock from time to time in amounts, at prices and on terms that will be determined at the time of any such offering. We will not receive any proceeds from the sale of shares of common stock to be offered by the selling stockholders.

This prospectus describes some of the general terms that may apply to our common stock. Each time common stock is offered pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering, including the number of shares of our common stock to be sold by us or the selling stockholders. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the accompanying prospectus supplement, as well as the documents incorporated by reference herein or therein, carefully before you make your investment decision.

This prospectus may not be used to offer and sell shares of our common stock unless accompanied by a prospectus supplement or a free writing prospectus.

The shares of our common stock may be sold at fixed prices, prevailing market prices at the times of sale, prices related to the prevailing market prices and varying prices determined at the times of sale or negotiated prices. The shares of our common stock offered by this prospectus and the accompanying prospectus supplement may be offered by us or the selling stockholders directly to investors or to or through underwriters, dealers or other agents. The prospectus supplement for each offering will describe in detail the plan of distribution for that offering and will set forth the names of any underwriters, dealers or agents involved in the offering and any applicable fees, commissions or discount arrangements.

Our common stock is listed on the Nasdaq Global Market (“NASDAQ”) under the symbol “OLLI.”

Investing in our common stock involves a high degree of risk. See “Risk Factors” on page 5 before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 6, 2016.

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About this prospectus

This prospectus is part of an automatic shelf registration statement that we filed with the U.S. Securities and Exchange Commission, or SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, which we refer to as the Securities Act. Under the automatic shelf process, we or the selling stockholders to be named in a prospectus supplement may offer and sell, from time to time, in one or more offerings, shares of our common stock. This prospectus provides you with a general description of the common stock that we or a selling stockholder may offer. We will also be required to provide a prospectus supplement containing specific information about the selling stockholders, if applicable, and the terms on which our common stock is being offered and sold. We may also add, update or change in a prospectus supplement information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information provided in the prospectus supplement.

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference herein as described under “Where you can find more information; Incorporation of documents by reference,” and any free writing prospectus that we prepare and distribute.

Neither we nor the selling stockholders or any of our or their respective affiliates have authorized anyone to provide you with information different from that contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement or any such free writing prospectus. If given or made, any such other information or representation should not be relied upon as having been authorized by us or any selling stockholder. We and the selling stockholders may only offer to sell, and seek offers to buy, shares of our common stock in jurisdictions where offers and sales are permitted.

This prospectus and any accompanying prospectus supplement or other offering materials do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, therefore, file reports and other information with the SEC. Statements contained in this prospectus and any accompanying prospectus supplement or other offering materials about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.

You should assume that the information in this prospectus, any accompanying prospectus supplement or any other offering materials is only accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless otherwise indicated. Our business, financial condition, results of operations and prospects may have changed since such date.

Unless we state otherwise or the context otherwise requires, references in this prospectus to “we,” “us,” “our,” “Ollie’s” or the “Company” refer to Ollie’s Bargain Outlet Holdings, Inc., a Delaware corporation, and its subsidiaries.

THIS PROSPECTUS MAY NOT BE USED TO SELL ANY SHARES OF OUR COMMON STOCK UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT OR A FREE WRITING PROSPECTUS.

Where you can find more information; Incorporation of documents by reference

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of this information by mail from the Public Reference Room of the SEC at prescribed rates. The SEC maintains an Internet site that contains our reports, proxy and other information regarding us at http://www.sec.gov. Our SEC filings are also available free of charge at our website (www.ollies.us). However, except for our filings with the SEC that are incorporated by reference into this prospectus, the information on our website is not, and should not be deemed to be, a part of, or incorporated by reference into this prospectus.

The SEC allows “incorporation by reference” into this prospectus of information that we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered to be a part of this prospectus and any information filed by us with the SEC subsequent to the date of this prospectus automatically will be deemed to update and supersede this information. We incorporate by reference the following documents which we have filed with the SEC (excluding any documents or portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•	our Annual Report on Form 10-K for the year ended January 30, 2016, which we filed with the SEC on April 11, 2016;
•	our Definitive Proxy Statement on Schedule 14A, filed on May 2, 2016;
•	our Quarterly Reports on Form 10-Q for the quarters ended April 30, 2016 and July 30, 2016, which we filed with the SEC on June 2, 2016 and September 1, 2016, respectively;
•	our Current Reports on Form 8-K, which we filed with the SEC on February 2, 2016, June 21, 2016, July 7, 2016, and August 25, 2016; and
•	the description of our capital stock contained or incorporated by reference in our registration statement on Form 8-A, as filed on July 14, 2015, and any amendments or reports filed for the purpose of updating such description.

We incorporate by reference any filings made with the SEC in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and the date all of the securities offered hereby are sold or the offering is otherwise terminated, with the exception of any information furnished under Item 2.02 and Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) of Form 8-K, which is not deemed filed and which is not incorporated by reference herein. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus from the respective dates of filing of those documents.

This prospectus and any accompanying prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Statements in this prospectus or any accompanying prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C. or through the SEC’s website, as provided above.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You should direct requests for documents to:

Ollie’s Bargain Outlet Holdings, Inc.
Attn: Corporate Secretary
6295 Allentown Boulevard
Suite 1
Harrisburg, Pennsylvania 17112
(717) 657-2300

Cautionary note regarding forward-looking statements

This prospectus and any documents incorporated by reference into this prospectus contain forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods, or by the inclusion of forecasts or projections, the outlook for the Company’s future business, prospects, financial performance, industry outlook, and financial guidance.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions and the following:

•	our failure to adequately manage our inventory or anticipate consumer demand;
•	changes in consumer confidence and spending;
•	risks associated with fluctuations in energy and gasoline prices;
•	risks associated with intense competition;
•	our failure to open new profitable stores, or successfully enter new markets, on a timely basis or at all;
•	our ability to manage our inventory balances;
•	our failure to hire and retain key personnel and other qualified personnel;
•	our inability to obtain favorable lease terms for our properties;
•	the loss of, or disruption in the operations of, our centralized distribution centers;
•	fluctuations in comparable store sales and results of operations, including on a quarterly basis;
•	risks associated with our lack of operations in the growing online retail marketplace;
•	our inability to successfully implement our marketing, advertising and promotional efforts;
•	the seasonal nature of our business;
•	the risks associated with doing business with international manufacturers;
•	changes in government regulations, procedures and requirements;
•	the risks associated with the anticipated loss of our emerging growth company status; and
•	our ability to service our indebtedness and to comply with our financial covenants.

See “Risk Factors” contained elsewhere in, and incorporated by reference into, this prospectus from our filings with the SEC, including our most recent Annual Report on Form 10-K for the year ended January 30, 2016, our

Quarterly Report on Form 10-Q for the quarter ended July 30, 2016, and in our subsequent filings with the SEC, as incorporated by reference into this prospectus. Any forward-looking statement made by us in this prospectus or the documents incorporated by reference herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Our company

Ollie’s Bargain Outlet Holdings, Inc., operates through its operating subsidiary, Ollie’s Bargain Outlet, Inc., a chain of retail stores which offer brand name products at deeply discounted and closeout prices across a broad selection of product categories. We principally buy overproduced, overstocked, and closeout merchandise from manufacturers, wholesalers, and other retailers. In addition, we augment brand name closeout deals with directly sourced private label products featuring names exclusive to us in order to provide consistent assortment of value-priced goods in select key merchandise categories.

Corporate Information

We were incorporated in Delaware on August 27, 2012 under the name “Bargain Holdings, Inc.” On March 23, 2015, we changed our name to “Ollie’s Bargain Outlet Holdings, Inc.” Our principal executive offices are located at 6295 Allentown Boulevard, Suite 1, Harrisburg, Pennsylvania 17112, and our telephone number is (717) 657-2300. Our corporate website address is www.ollies.us. Our website and the information contained on, or that can be accessed through, the website is not deemed to be incorporated by reference in, and is not considered part of, this prospectus. You should not rely on any such information in making your decision whether to purchase our common stock.

Risk factors

Investing in our common stock involves a high degree of risk. You should consider the specific risks described in our Annual Report on Form 10-K for the year ended January 30, 2016 and our Quarterly Report on Form 10-Q for the quarter ended July 30, 2016, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, before making an investment decision. See “Where you can find more information; Incorporation of documents by reference.” Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. The risks and uncertainties are not limited to those set forth in the risk factors described in these documents. Additional risks and uncertainties not presently known to us or that we currently believe to be less significant than the risk factors incorporated by reference herein may also adversely affect our business. In addition, past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods.

Use of proceeds

The use of proceeds for any sale of shares of our common stock by us will be specified in an accompanying prospectus supplement. We will not receive any proceeds from any sale of shares of our common stock by the selling stockholders.

Description of capital stock

The following is a description of (i) the material terms of our second amended and restated certificate of incorporation and second amended and restated bylaws and (ii) certain applicable provisions of Delaware law. We refer you to our second amended and restated certificate of incorporation and second amended and restated bylaws, copies of which are incorporated by reference into the registration statement of which this prospectus is a part.

Authorized capitalization

Our authorized capital stock consists of (i) 500,000,000 shares of common stock, par value $0.001 per share, of which 60,155,700 shares were issued and outstanding as of July 30, 2016, and (ii) 50,000,000 shares of preferred stock, par value $0.001 per share, of which no shares were issued and outstanding as of July 30, 2016.

Common stock

Holders of our common stock are entitled to the rights set forth below.

Voting rights

Directors will be elected by a plurality of the votes entitled to be cast except as set forth below with respect to directors to be elected by the holders of common stock. Our stockholders will not have cumulative voting rights. Except as otherwise required by law, and subject to the terms of any one or more series or classes of preferred stock, any action required or permitted to be taken by the stockholders must be effected at an annual or special meeting of the stockholders and may not be effected by any written consent in lieu of a meeting by such stockholders, unless the directors then in office unanimously recommend that such action be permitted to be taken by written consent of stockholders.

Dividend rights

Holders of our common stock are entitled to receive dividends or other distributions when and if, declared by our board of directors (the “Board”) out of assets or funds legally available therefor, and will share equally in any dividend, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions or prior rights on the payment of dividends imposed by the terms of any outstanding preferred stock or any other classes or series of stock at the time outstanding having prior rights as to dividends or other distributions.

Liquidation rights

In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of our common stock would be entitled to share ratably and proportionally in our remaining assets that are legally available for distribution to stockholders after payment of liabilities, subject to the prior rights of our creditors and the holders of all classes or series of stock at the time outstanding having prior rights as to distributions upon liquidation, dissolution or winding up of our affairs. In any such case, we must pay the applicable distribution to the creditors and/or holders of our preferred stock before we may pay distributions to the holders of our common stock.

Registration rights

Certain of our stockholders have certain registration rights with respect to our common stock pursuant to an amended and restated stockholders agreement dated as of July 15, 2015 (the “Amended and Restated Stockholders Agreement”) that we entered into with CCMP Capital Advisors, LP and its affiliates (collectively, “CCMP”), Mr. Butler and our management stockholders (excluding Mr. Butler, the “Management Stockholders”). The Amended and Restated Stockholders Agreement provides that each of CCMP, Mr. Butler, any stockholder party to the agreement holding more than 15% of our outstanding common stock or any Management Stockholder holding between 5% and 15% of our outstanding common stock are entitled to demand registrations, subject to certain exceptions. Stockholders party to the Amended and Restated Stockholders Agreement also have piggyback rights for certain public offerings. We are required to bear all fees and expenses incurred in connection with such registrations and public offerings, excluding any applicable underwriters’ discounts and commissions.

No holder may request more than two demand registrations in any 180-day period, and we will not be required to effect more than four demand registrations in any 12 month period. We also are not required to effect any registration if the anticipated gross offering price of the shares of registered securities would be less than $10 million in any offering.

Other rights

Our stockholders have no preemptive or other rights to subscribe for additional shares. All holders of our common stock are entitled to share equally on a share-for-share basis in any assets available for distribution to common stockholders upon our liquidation, dissolution or winding up, subject to the prior rights of our creditors and the holders of all classes or series of stock at the time outstanding having prior rights as to distributions upon liquidation, dissolution or winding up of our affairs. All outstanding shares are, and all shares offered by this prospectus will be, when sold, validly issued, fully paid and nonassessable.

Preferred stock

Our Board is authorized to provide for the issuance of preferred stock in one or more series and to fix the preferences, powers and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof, including the dividend rate, conversion rights, voting rights, redemption rights and liquidation preference and to fix the designation and number of shares to be included in any such series without any further vote or action by our stockholders. Any preferred stock so issued may rank senior to our common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up, or both. In addition, any such shares of preferred stock may have class or series voting rights. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company without further action by the stockholders and may adversely affect the voting and other rights of the holders of our common stock. Our Board has not authorized the issuance of any shares of preferred stock and we have no agreements or plans for the issuance of any shares of preferred stock.

Classified board

Our second amended and restated certificate of incorporation provides that our Board will consist of such number of directors as may be fixed from time to time by a resolution of at least a majority of the Board then in office and that our Board will be divided into three classes, as nearly equal in number as possible, with one class being elected at each annual meeting of stockholders. Our Board is currently composed of seven directors. Each director serves a three-year term, with termination staggered according to class.

Our second amended and restated certificate of incorporation provides that, subject to the terms of any one or more series or classes of preferred stock, directors may only be removed for cause by the affirmative vote of the holders of a majority of the voting power of all outstanding shares of common stock then entitled to vote on the election of directors.

The classification of our Board could make it more difficult for a third party to acquire, or discourage a third party from seeking to acquire, control of our company.

Anti-takeover provisions

Our second amended and restated certificate of incorporation and second amended and restated bylaws contain provisions that delay, defer or discourage transactions involving an actual or potential change in control of us or change in our management, including:

•	authorize our Board to issue, without further action by the stockholders, any number of undesignated preferred stock;
•	subject to certain exceptions, require that any action to be taken by our stockholders be effected at a duly called annual or special meeting and not by written consent;
•	specify that special meetings of our stockholders can be called only by a majority of our Board, upon the request of our Chief Executive Officer or the Chairperson of the Board;
•	establish an advance notice procedure for stockholder proposals to be brought before an annual meeting, including proposed nominations of persons for election to our Board;

•	establish that our Board is divided into three classes, with each class serving three-year staggered terms;
•	prohibit cumulative voting of stockholders in the election of directors; and
•	provide that vacancies on our Board may be filled only by a majority of directors then in office, even though less than a quorum, or by a sole remaining director.

We expect that these provisions will discourage coercive takeover practices or inadequate takeover bids. These provisions will be designed to encourage persons seeking to acquire control of us to first negotiate with our Board, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they will also give our Board the power to discourage transactions that some stockholders may favor, including transactions in which stockholders might otherwise receive a premium for their shares or transactions that our stockholders might otherwise deem to be in their best interests. Accordingly, these provisions could adversely affect the price of our common stock.

Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals

Our second amended and restated bylaws provide that special meetings of the stockholders may be called only upon the request of a majority of our Board or upon the request of our Chief Executive Officer or the Chairperson of the Board. Our second amended and restated bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers or changes in control or management of our company.

Our second amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our Board or a committee of our Board. In order for any matter, including the nomination of a director, to be “properly brought” before a meeting, a stockholder will have to comply with the advance notice requirements. Our second amended and restated bylaws allow the Chairperson of the Board or, in his or her absence, the company secretary at a meeting of the stockholders to have the power and duty to determine whether a nomination or any business proposed was in compliance with the advance notice procedures and to preclude the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

No stockholder action by written consent

Subject to the terms of any one or more series or classes of preferred stock, any action required or permitted to be taken by the stockholders must be effected at an annual or special meeting of the stockholders and may not be effected by any written consent in lieu of a meeting by such stockholders, unless the directors then in office unanimously recommend that such action be permitted to be taken by written consent of stockholders.

Section 203 of the DGCL

Our second amended and restated certificate of incorporation provides that the provisions of Section 203 of the DGCL, which relate to business combinations with interested stockholders, do not apply to us, until the moment in time, if ever, immediately following the time at which both of the following conditions exist: (i) Section 203 by its terms would, but for the terms of our second amended and restated certificate of incorporation, apply to us and (ii) there occurs a transaction following the consummation of which CCMP and its affiliates collectively no longer owns at least 5% of our then outstanding common stock entitled to vote. Our second amended and restated certificate of incorporation provides that, at such time, we will automatically become subject to Section 203 of the DGCL. Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a business combination transaction with an interested stockholder (a stockholder who owns more than 15% of our common stock) for a period of three years after the interested stockholder became such unless the transaction fits within an applicable exemption, such as board approval of the business combination or the transaction that resulted in such stockholder becoming an interested stockholder. These provisions would apply even if the business combination could be considered beneficial by some stockholders. Although we have elected to opt out of the statute’s provisions, we could elect to be subject to Section 203 in the future.

Amendment to bylaws and certificate of incorporation

Our second amended and restated certificate of incorporation may be amended in any manner prescribed by Delaware law. However, any amendments (i) related to provisions in the amended and restated certificate of incorporation regarding the classification of the Board, the removal of directors, director vacancies, stockholder action by written consent, special meetings of the stockholders, amendments to the second amended and restated bylaws, forum selection for certain lawsuits and the amendment provisions, must be approved by at least 66 2/3% of the outstanding shares entitled to vote on such amendment and (ii) related to corporate opportunities and opting out of Section 203 of the DGCL, must be approved in advance by CCMP, for so long as CCMP and its affiliates collectively beneficially own shares of our stock representing at least 10% of our then outstanding shares entitled to vote generally in the election of directors. Our second amended and restated bylaws may be amended (x) by the affirmative vote of a majority of the directors then in office, subject to any limitations set forth in the second amended and restated bylaws, without further stockholder action or (y) by the affirmative vote of at least 66 2/3% of the outstanding shares of our common stock entitled to vote generally on the election of directors voting as a single class, without further action by our Board.

Limitations on liability and indemnification of officers and directors

Our second amended and restated certificate of incorporation limits the liability of our directors to the fullest extent permitted by the DGCL, and our second amended and restated bylaws provide that we will indemnify them to the fullest extent permitted by such law. We have entered into indemnification agreements with our current directors and executive officers and expect to enter into a similar agreement with any new directors or executive officers.

Exclusive forum

Our second amended and restated certificate of incorporation provides that unless we consent in writing to the selection of another forum, subject to certain exceptions, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for certain stockholder litigation matters. However, it is possible that a court could rule that this provision is unenforceable or inapplicable.

Corporate opportunities

Our second amended and restated certificate of incorporation provides that none of our directors or officers have any obligation to offer us an opportunity to participate in business opportunities presented to CCMP even if the opportunity is one that we might reasonably have pursued and that, to the extent permitted by law, CCMP will not be liable to us or our subsidiaries for breach of any duty by reason of any such activities.

Listing

Our common stock is listed on NASDAQ under the symbol “OLLI.”

Transfer agent and registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

Selling stockholders

Information regarding the beneficial ownership of our common stock by the selling stockholders, the number of shares being offered by the selling stockholders and the number of shares beneficially owned by the selling stockholders after the applicable offering, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act which are incorporated by reference.

Plan of distribution

We or the selling stockholders may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•	directly to one or more purchasers;
•	through agents;
•	to or through underwriters, brokers or dealers; or
•	through a combination of any of these methods of sale.

In addition, the manner in which we or selling stockholders may sell some or all of the securities covered by this prospectus includes any method permitted by law, including, without limitation, through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;
•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;
•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or
•	privately negotiated transactions.

We or the selling stockholders may also enter into hedging transactions. For example, we and the selling stockholders may:

•	enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of common stock received from the us or selling stockholders to close out its short positions;
•	sell securities short and redeliver such shares to close out the short positions;
•	enter into option or other types of transactions that require us or the selling stockholders to deliver common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus; or
•	loan or pledge the common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

The securities covered by this prospectus may be sold:

•	on a national securities exchange;
•	in the over-the-counter market; or
•	in transactions otherwise than on an exchange or in the over-the-counter market, or in combination.

In addition, we or the selling stockholders may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or the selling stockholders or others to settle such sales and may use securities received from us or the selling stockholders to close out any related short positions. We or the selling stockholders may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

A prospectus supplement with respect to each offering of securities will state the terms of the offering of the securities, including:

•	the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

•	the public offering price or purchase price of the securities and the net proceeds to be received by us or the selling stockholders from the sale;
•	any delayed delivery arrangements;
•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchange or markets on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us and the selling stockholders, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to the prevailing market prices; or
•	at negotiated prices.

General

Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Any selling stockholders, underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us or the selling stockholders and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We or the selling stockholders will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.

We, the selling stockholders and other persons participating in the sale or distribution of the securities will be subject to applicable prospectus of the Securities Act, and the rules and regulations thereunder, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities by us, the selling stockholders or any other person. The anti-manipulation rules under the Securities Act may apply to sales of securities in the market and to our activities and the activities of the selling stockholders and any affiliates of the selling stockholders. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution for a period of up to five business days before the distribution. These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

The selling stockholders are not restricted as to the price or prices at which they may sell the securities. Sales of such securities may have an adverse effect on the market price of the securities.

Moreover, it is possible that a significant number of shares of common stock could be sold at the same time, which may have an adverse effect on the market price of the securities.

We cannot assure you that we or the selling stockholders will sell all or any portion of the securities offered hereby.

Underwriters and agents

If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We or the selling stockholders may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement or pricing supplement, as the case may be.

Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we and the applicable selling stockholders will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

We or the selling stockholders may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We or the selling stockholders may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us or any selling stockholders. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or pricing supplement, as the case may be, will identify any remarketing firm and will describe the terms of its agreement, if any, with us or the selling stockholders and its compensation.

In connection with offerings made through underwriters or agents, we or the selling stockholders may enter into agreements with such underwriters or agents pursuant to which we or the selling stockholders receive outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us or the selling stockholders under these arrangements to close out any related open borrowings of securities.

Dealers

We or the selling stockholders may sell the offered securities to dealers as principals. We or the selling stockholders may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with the selling stockholders at the time of resale. Dealers engaged by us or the selling stockholders may allow other dealers to participate in resales.

Direct sales

We or the selling stockholders may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.

Institutional purchasers

We or the selling stockholders may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement, as the case may be will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We or the selling stockholders will enter into such delayed contracts only with institutional purchasers that the we or the selling stockholders approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; other relationships

We or the selling stockholders may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us or the selling stockholders in the ordinary course of business. This includes commercial banking and investment banking transactions, for which they receive compensation.

Market-making, stabilization and other transactions

In connection with any offering of common stock, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of common stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the common stock in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.

In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Fees and commissions

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

Legal matters

Weil, Gotshal & Manges LLP, New York, New York, will pass upon the validity of the common stock offered by this prospectus.

Experts

The consolidated financial statements and financial statement schedule of Ollie’s Bargain Outlet Holdings, Inc. as of January 30, 2016 and January 31, 2015, and for each of the fiscal years in the three-year period ended January 30, 2016, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Part II—Information not required in prospectus

Item 14. Other expenses of issuance and distribution.

The expenses relating to the registration of the securities will be borne by the registrant. Such expenses are estimated to be as follows:

SEC registration fee	$		*
FINRA filing fee		225,500
Accounting fees and expenses			**
Legal fees and expenses			**
Printing expenses			**
Transfer agent, registrar and trustee fees			**
Stock exchange listing fee			**
Miscellaneous expenses			**
Total	$		**
*	Deferred in accordance with Rule 456(b) and Rule 457(r) of the Securities Act and will be paid at the time of any particular offering of securities under this registration statement.
**	Since an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are not currently determinable.

Item 15. Indemnification of directors and officers.

The Registrant is governed by the Delaware General Corporation Law, or DGCL. Section 145 of the DGCL provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was or is an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the corporation’s best interest and, for criminal proceedings, had no reasonable cause to believe that such person’s conduct was unlawful. A Delaware corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person, and except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter therein, the corporation must indemnify that person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith.

The Registrant’s second amended and restated bylaws authorize the indemnification of its officers and directors, consistent with Section 145 of the DGCL, as amended. The Registrant has entered into indemnification agreements with each of its directors and executive officers. These agreements, among other things, require the Registrant to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of the Registrant, arising out of the person’s services as a director or executive officer.

Reference is made to Section 102(b)(7) of the DGCL, which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends of unlawful stock purchase or redemptions or (iv) for any transaction from which a director derived an improper personal benefit.

The Registrant may not retroactively amend the bylaw provisions to reduce its indemnification obligations to directors, officers, employees and agents.

The Registrant expects to maintain standard policies of insurance that provide coverage (i) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (ii) to the Registrant with respect to indemnification payments that it may make to such directors and officers.

Any Underwriting Agreement that the Registrant may enter into in connection with the sale of any securities registered hereunder may provide for indemnification to the Registrant’s directors and officers by the underwriters against certain liabilities.

Item 16. Exhibits.

The Exhibits to this registration statement are listed in the Exhibits Index on the last page and are incorporated by reference herein.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:
(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule

415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certified that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Harrisburg, State of Pennsylvania, on the 6th day of September, 2016.

OLLIE’S BARGAIN OUTLET HOLDINGS, INC.

By:	/s/ Mark Butler
Name:	Mark Butler
Title:	President and Chief Executive Officer

Powers of Attorney

Each person whose signature to this registration statement appears below hereby undersigned constitutes and appoints each of Mark Butler, John Swygert, Jay Stasz and Kenneth Robert Bertram, and each of them singly (with full power to each of them to act alone), his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 6, 2016.

Signature	Title

/s/ Mark Butler	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)
Mark Butler

/s/ John Swygert	Executive Vice President and Chief Financial Officer and Secretary (Principal Financial Officer)
John Swygert

/s/ Jay Stasz	Senior Vice President of Finance and Chief Accounting Officer (Principal Accounting Officer)
Jay Stasz

/s/ Richard Zannino	Director
Richard Zannino

Director
/s/ Joseph Scharfenberger
Joseph Scharfenberger

Director
/s/ Stanley Fleishman
Stanley Fleishman

Director
/s/ Thomas Hendrickson
Thomas Hendrickson

Director
/s/ Robert N. Fisch
Robert N. Fisch

Director
/s/ Stephen W. White
Stephen W. White

EXHIBIT INDEX

Exhibit Number		Exhibit Description
1.1	*	Underwriting Agreement.
4.1
Second Amended and Restated Certificate of Incorporation of Ollie’s Bargain Outlet Holdings, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report filed on Form 8-K by the Company on July 21, 2015 (No. 001-37501)).

4.2
Second Amended and Restated Bylaws of Ollie’s Bargain Outlet Holdings, Inc. (incorporated by reference to Exhibit 3.2 to the Current Report filed on Form 8-K by the Company on July 21, 2015 (No. 001-37501)).

4.3		Form of Certificate of Common Stock (incorporated by reference to Exhibit 4.1 to Amendment No. 3 to the Form S-1 Registration Statement filed by the Company on July 8, 2015 (No. 333-204942)).
4.4
Amended and Restated Stockholders Agreement, by and among Bargain Holdings, Inc. and certain stockholders named therein (incorporated by reference to Exhibit 4.1 to the Current Report filed on Form 8-K by the Company on July 21, 2015 (No. 001-37501)).

5.1	**	Opinion of Weil, Gotshal & Manges LLP.
23.1	**	Consent of KPMG LLP.
23.2	**	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1).
24.1	**	Power of Attorney (included on signature page hereto).
*	To be filed by amendment to this registration statement or incorporated by reference from documents filed or to be filed with the SEC under the Exchange Act.
**	Filed herewith.